                                                                 Exhibit 3.9

                           ARTICLES OF INCORPORATION
                                       OF
                MICHAEL FOODS REFRIGERATED DISTRIBUTION COMPANY

      The undersigned incorporator, being a natural person of full age, in order to form a corporation under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I

      The name of this Corporation is Michael Foods Refrigerated Distribution Company.

                                   ARTICLE II

      The registered office of this Corporation is located at 5353 Wayzata Boulevard, 324 Park National Bank Building, Minneapolis, Minnesota, 55416. The registered agent at that address is: John D. Reedy.

                                  ARTICLE III

      3.01 The aggregate number of shares of stock which this Corporation shall have the authority to issue is 1,500 shares.

      3.02 The Board of Directors may, from time to time, establish by resolution different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

      3.03 The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effecturate share dividends, splits, or conversion of its outstanding shares.

      3.04 No shareholder of the Corporation shall have any preemptive rights.

      3.05 No shareholder shall be entitled to any cumulative voting rights.

      3.06 The shareholders shall take action by the affirmative vote of the holders of seventy-five (75%) percent of the voting power of the shares present, except where a larger portion is required by law or these Articles.

                                   ARTICLE IV

      An action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by that number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters requiring shareholder approval, in which case the written action must be signed by all members of the Board of Directors then in office.

                                   ARTICLE V

      A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (1) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or; (iv) liability for any transaction from which the director derived an improper personal benefit. If Chapter 302A, the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

      The name and address of the incorporator is: Philip T. Colton, Esq., Maun & Simon, 3500 West 80th Street, Suite 520, Minneapolis, Minnesota, 55431.

                                  ARTICLE VII

      The names and addresses of the first Board of Directors is:

      Richard G. Olson
      5353 Wayzata Boulevard
      324 Park National Bank Building
      Minneapolis, Minnesota 55416

      Jeffrey M. Shapiro
      5353 Wayzata Boulevard
      324 Park National Bank Building
      Minneapolis, Minnesota 55416

                                  ARTICLE VIII
                             AMENDMENT OF ARTICLES

      These Articles of Incorporation may be amended by the affirmative vote of the holder or holders of the majority of the voting power of the common stock present at a shareholders' meeting wherein said amendments are submitted to a vote.

      IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of May, 1990.


                                        /s/ Philip T. Colton
                                        ----------------------
                                        Philip T. Colton, Esq.

STATE OF MINNESOTA
DEPARTMENT OF STATE
       FILED
    MAY 25 1990
  /s/ [ILLEGIBLE]
 Secretary of State

                               State of Minnesota

                               ------------------
                               SECRETARY OF STATE
                               ------------------

                          CERTIFICATE OF INCORPORATION

      I , Joan Anderson Growe, Secretary of State of Minnesota, do certify that:
Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

      This corporation is now legally organized under the laws of Minnesota.

      Corporation Name: Michael Foods Refrigerated
      Distribution Company

      Corporate Charter Number : 6R-760

      Chapter Formed Under: 302A

      This certificate has been issued on 05/25/1990.


      [State Seal]                      /s/ Joan Anderson Growe
                                        -----------------------
                                            Secretary of State.

                           ARTICLES OF INCORPORATION
                                       OF
                MICHAEL FOODS REFRIGERATED DISTRIBUTION COMPANY

      The undersigned incorporator, being a natural person of full age, in order to form a corporation under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I

      The name of this Corporation is Michael Foods Refrigerated Distribution Company.

                                   ARTICLE II

      The registered office of this Corporation is located at 5353 Wayzata Boulevard, 324 Park National Bank Building, Minneapolis, Minnesota, 55416. The registered agent at that address is: John D. Reedy.

                                   ARTICLE III

      3.01 The aggregate number of shares of stock which this Corporation shall have the authority to issue is 1,500 shares.

      3.02 The Board of Directors may, from time to time, establish by resolution different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

      3.03 The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effecturate share dividends, splits, or conversion of its outstanding shares.

      3.04 No shareholder of the Corporation shall have any preemptive rights.

      3.05 No shareholder shall be entitled to any cumulative voting rights.

      3.06 The shareholders shall take action by the affirmative vote of the holders of seventy-five (75%) percent of the voting power of the shares present, except where a larger portion is required by law or these Articles.

                                   ARTICLE IV

      An action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by that number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters requiring shareholder approval, in which case the written action must be signed by all members of the Board of Directors then in office.

                                   ARTICLE V

      A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or; (iv) liability for any transaction from which the director derived an improper personal benefit. If Chapter 302A, the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

      The name and address of the incorporator is: Philip T. Colton, Esq., Maun & Simon, 3500 West 80th Street, Suite 520, Minneapolis, Minnesota, 55431.

                                  ARTICLE VII

      The names and addresses of the first Board of Directors is:

      Richard G. Olson
      5353 Wayzata Boulevard
      324 Park National Bank Building
      Minneapolis, Minnesota 55416

      Jeffrey M. Shapiro
      5353 Wayzata Boulevard
      324 Park National Bank Building
      Minneapolis, Minnesota 55416

                                  ARTICLE VIII
                             AMENDMENT OF ARTICLES

      These Articles of Incorporation may be amended by the affirmative vote of the holder or holders of the majority of the voting power of the common stock present at a shareholders' meeting wherein said amendments are submitted to a vote.

      IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of May, 1990.


                                                /s/ Philip T. Colton
                                                ----------------------
                                                Philip T. Colton, Esq.

STATE OF MINNESOTA
DEPARTMENT OF STATE
       FILED
    MAY 25 1990
 /s/ [ILLEGIBLE]
 Secretary of State

        [STATE SEAL]                    RECEIPT NUMBER 452710
                                        TRANSACTION NUMBER [ILLEGIBLE]
                                                           ---------------------
    JOAN ANDERSON GROWE                                   (For Office Use Only)
     SECRETARY OF STATE
     STATE OF MINNESOTA
  180 STATE OFFICE BUILDING
  ST. PAUL, MINNESOTA 55155
FOR FURTHER INFORMATION CALL:
  Repts/Renewals    612/296-9214
  UCC               612/296-2434       [ILLEGIBLE]
  Corporations      612/296-2803
  Elections         612/296-2805                      BUS SER 135.00
  Data Services     612/296-6251                      EXP       5.00
  Refunds           612/296-7976                                TOTL    140.00
                                       [ILLEGIBLE]: 30MAY 25#01 CHCK    140.00

52   300   302A   303   308A   317   317A   318   319A   322A   333   1,500 LINE 04             100-   --
|_| A   |_| C   |_| CN   |_| CT   |_| ID   |_| NH   |_| R    |_| RI   |_| RO   |_| TR
|_| AD  |_| CA  |_| CO   |_| D    |_| M    |x| OR   |_| RA   |_| RLP  |_| RQ   |_| VD
|_| AM  |_| CL  |_| CS   |_| EL   |_| MH   |_| OT   |_| RD   |_| RN   |_| TMA  |_| WD
|_| Service of Process     |_| Legal Newspaper      |_|  Auctioneer   |_| Annual Report          35    --
|_| Other:                         |_| Tax ____________
|_| Print Out ____   |_| Statistics ____   |_| Labels ____   |_| Tape ____  |_| Postage ____
UCC Filing: |_| FS |_| NS |_| OS |_| CONT |_| ASSIGN |_| AMEND |_| PR |_| TERM
Search - Initial Fee: |_| FSS |_| NS FSS |_| TLS |_| NS TLS
|_| Listing   |_| PhotoCopy   |_| Certified Copy   |_| Certificate
|_| Additional Fee ____ |_| Surcharge |x| Exp. Service                                            5    --

RE: Michael Foods Refridgerated         TOTAL FEES                      140.00
    Distribution Company                AMOUNT PAID                     140.00

Remitter                                ADDITIONAL FEE DUE
   Maun & Simon                         (PLEASE PUT RECEIPT
   2300 World Trade Cetner              NUMBER LOCATED AT TOP
   St. Paul MN 55101                    OF THIS FROM ON ALL
   Bob W.                               YOUR REMITTANCES:

                                        REFUND
                                        ($1.00 OR LESS WILL
                                        NOT BE REFUNDED PURSUANT
                                        TO M.S. 16A .49.)

                                        OFFICE REFERENCE NUMBER
                                        DATE FILED 5/25/90 [ILLEGIBLE]

                                        YOU WILL RECEIVE A REFUND CHECK FOR
                                        ANYTHING OVER $1.00 WITHIN A FEW WEEKS
                                        FROM THE DEPT. OF FINANCE.

                                        THANK YOU FOR YOUR BUSINESS!

SC-00085-07
WHITE OR PINK: Customer
CANARY: Office Routing Copy Fiscal Operations
GOLDENROD: Fiscal Operations

                               STATE OF MINNESOTA

                                  [STATE SEAL]

                              DEPARTMENT OF STATE

This is to acknowledge that the items described below have been accepted by the Secretary of State of Minnesota on the date noted. Those documents will be microfilmed and the original will be returned to the submitter within ten days. The microfilm will be available for public inspection at the office of the Secretary of State.

--------------------------------------------------------------------------------
Description of Item     Date Accepted           RI No. NOT VALID UNTIL
                                                RI NUMBER IS AFFIXED
Articles                5/25/90                         452710
--------------------------------------------------------------------------------
COMPANY NAME
Michael Foods Refrigerated Distribution Company
--------------------------------------------------------------------------------

        State of Minnesota
 Office of the Secretary of State               by: /s/ [ILLEGIBLE]
       Corporation Division                         ----------------------
    180 State Office Building                       Evidence of Filing
St. Paul, MN 55155 (612) 296-2803

                                                                     SC-00184-01